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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-05155, 333-07561, 333-07563, 333-07565,
333-44998, 333-53769, 333-53777, 333-64830, 333-64838 and 333-77031), and in the
Registration Statements on Form S-3 (Nos. 333-32168, 333-32180, 333-45636,
333-65462 and 333-72628), of Sapient Corporation of our report dated January 23, 2002 relating to the financial statements, which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 23, 2002 relating to the financial statement schedules, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

Boston, Massachusetts
March 22, 2002